Exhibit 99.1

East Resources Acquisition Company Signs Letter of Intent for a Business Combination

BOCA RATON, Fla.—July 19, 2022—East Resources Acquisition Company (NASDAQ: ERES) (the “Company”) today announced that it has entered into a non-binding letter of intent (“LOI”) for a business combination with a vertically integrated alternative asset manager specializing in specialty insurance products, with a focus on origination, asset management, valuation and servicing (the “Target”).

The Target has an experienced management team that has built the business into a market sector leader and demonstrated an ability to drive growth and continuously scale the business. The Company expects that it can offer the Target its resources, its experience and its network of relationships to support the Target’s growth and access to more attractive financing terms through access to public markets, making this an attractive potential business combination for the Company’s stockholders. Under the terms of the LOI, the Company and Target would become a combined entity, with the Target’s existing equityholders rolling over 100% of their equity into the combined public company.

The Company expects to announce additional details regarding the proposed business combination when a definitive agreement is executed, which is expected later in the third quarter of 2022.

No assurances can be made that the parties will successfully negotiate and enter into a definitive agreement, or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all. Any transaction would be subject to board and equityholder approval of both companies, regulatory approvals and other customary conditions. The Company is holding a special meeting of its stockholders on July 25, 2022 to extend the date by which the Company must consummate a business combination from July 27, 2022 to January 27, 2023, and the proposed transaction would be subject to approval of such proposal by the Company’s stockholders.

ABOUT EAST RESOURCES ACQUISITION COMPANY

East Resources Acquisition Company, led by Terrence (Terry) M. Pegula, is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in North America.

IMPORTANT INFORMATION AND WHERE TO FIND IT

The Company has mailed to its stockholders of record as of June 27, 2022 a definitive proxy statement (the “Extension Proxy Statement”) for a special meeting of stockholders to be held on July 25, 2022 to extend the date by which the Company must consummate a business combination from July 27, 2022 to January 27, 2023 (the “Extension Amendment Proposal”). Stockholders may obtain a copy of the Extension Proxy Statement, without charge, by directing a request to: East Resources Acquisition Company, 7777 NW Beacon Square Boulevard, Boca Raton, Florida 33487. The Extension Proxy Statement can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s (the “SEC”) website, www.sec.gov.

If a legally binding definitive agreement with respect to the proposed business combination is executed, the Company intends to file a preliminary proxy statement (a “Deal Proxy Statement”) with the SEC. A definitive Deal Proxy Statement will be mailed to stockholders of the Company as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain a copy of the Deal Proxy Statement, without charge, by directing a request to: East Resources Acquisition Company, 7777 NW Beacon Square Boulevard, Boca Raton, Florida 33487. The preliminary and definitive Deal Proxy Statements, once available, can also be obtained, without charge, at the SEC’s website, www.sec.gov.

The Company urges investors, stockholders and other interested persons to read the Extension Proxy Statement and, when available, the preliminary Deal Proxy Statement as well as other documents filed with the SEC because these documents do and will contain important information about the Company, the Extension Amendment Proposal, the Target and the proposed transaction.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the Extension Amendment Proposal and the potential transaction described herein under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on June 22, 2022. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders in connection with the potential transaction will be set forth in the Deal Proxy Statement when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

NO OFFER OR SOLICITATION

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the SEC and available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact: Kelly Seward

Email: info@eastresources.com